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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the

                        Securities Exchange Act of 1934



Date of Report   (Date of earliest event reported)            May 17, 1999

                            ACME METALS INCORPORATED
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             (Exact name of registrant as specified in its charter)



          Delaware                     1-14378                  36-3802419
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(State or other jurisdiction   (Commission File Number)   (IRS Employer
of Incorporation)                                         Identification Number)


          13500 South Perry Avenue, Riverdale, Illinois         60827-1182
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            (Address of principal executive offices)            (Zip Code)



Registrant's telephone number, including area code     708-849-2500
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(Former name or former address, if changed since last report)



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Item 5.      Other Events.

         On May 17, 1999, the Company's Acme Steel Company subsidiary ("Acme Steel") made an initial draw of $8,993,221.00 under an irrevocable letter of credit in the approximate amount of $32 million issued by The Chase Manhattan Bank in favor of Acme Steel to secure performance by Raytheon Engineers & Constructors, Inc. ("Raytheon") of its obligations under a certain Engineering, Procurement and Construction Contract dated July 28, 1994 ("EPC Contract") under which Raytheon engineered and constructed a Compact Strip Production Plant, Roller Hearth Furnace, Ladle Metallurgy Furnaces, Hot Rolling Mill and Related Support and Ancillary Facilities at Acme Steel's Riverdale facility.

         The funds were drawn as a result of Acme Steel's position that Raytheon failed to cure certain defaults under the EPC Contract.





                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     ACME METALS INCORPORATED


Date: June 9, 1999                   By:   /s/ Derrick T. Bay
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                                           Derrick T. Bay
                                           Controller and Chief
                                           Accounting Officer








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